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                                                                    EXHIBIT 99.2

PROXY CARD                                                            PROXY CARD

                       SANTA FE PACIFIC GOLD CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON           , 1997

    The undersigned appoints Bruce Hansen, David Smith, and Wayne Jarke, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Special Meeting of Stockholders of Santa Fe Pacific Gold
Corporation to be held on           , at    .m., Mountain Time, and at any
adjournments or postponements thereof, and to vote all the shares of Common Stock of Santa Fe Pacific Gold Corporation which the undersigned would be entitled to vote if personally present. This Proxy when properly executed will be voted in accordance with your indicated directions. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF DECEMBER 8, 1996, AMONG HOMESTAKE MINING COMPANY, HMGLD CORP. AND SANTA FE PACIFIC GOLD CORPORATION, AS IT MAY BE AMENDED (THE "AGREEMENT").

    The Board of Directors recommends a vote "FOR" the proposal to adopt the Agreement.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                 (Continued and to be signed on reverse side.)

                       SANTA FE PACIFIC GOLD CORPORATION

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

                                           For     Against     Abstain
1. The Proposal to adopt the Agreement.    [ ]       [ ]         [ ]

     By execution of this Proxy the undersigned hereby authorizes such proxies or their substitutes to vote in their discretion on such other business as may properly come before the meeting.

                                                   The undersigned acknowledges
                                                   receipt of the Notice of
                                                   Special Meeting of
                                                   Stockholders and of the Proxy
                                                   Statement.

                                                   Dated:________________, 1997

                                                   Signature(s)

                                                   _____________________________

                                                   _____________________________
                                                   PLEASE SIGN EXACTLY AS YOUR
                                                   NAME APPEARS. JOINT OWNERS
                                                   SHOULD EACH SIGN PERSONALLY.
                                                   WHERE APPLICABLE, INDICATE
                                                   YOUR OFFICIAL POSITION OR
                                                   REPRESENTATION CAPACITY.